UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2006 (November 15, 2006)

CORE LABORATORIES N.V.

(Exact name of registrant as specified in its charter)

001-14273
(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Herengracht 424
1017 BZ Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 17, 2006, the Initial Purchasers (as defined herein) purchased an additional $50,000,000 of the 0.25% Senior Exchangeable Notes Due 2011 (the "Additional Notes") of Core Laboratories LP ("Core LP"), pursuant to the Purchase Agreement, dated November 6, 2006, among Core Laboratories N.V. ("Core NV"), Core LP and Lehman Brothers Inc. and Banc of America Securities LLC, as representatives of the initial purchasers named therein (the "Initial Purchasers"). The Additional Notes increase the aggregate issuance by Core LP of 0.25% Senior Exchangeable Notes Due 2011 to $300,000,000. The Additional Notes are exchangeable under certain conditions for Core NV's common shares as previously disclosed. The net proceeds from the offering of the Additional Notes, after deducting the Initial Purchasers' discount and the estimated offering expenses payable by Core NV, are expected to be approximately $49.0 million.

In connection with the issuance of the Additional Notes, Core LP amended the exchangeable note hedge transactions entered into with Lehman Brothers OTC Derivatives Inc. (the "Dealer") at the initial closing with respect to Core NV's common shares to cover the additional net Core NV's common shares that could be deliverable to exchanging noteholders in the event of an exchange of the Additional Notes. Core LP paid the Dealer an additional amount of approximately $14.4 million in connection with the amendment to the note hedge transactions. A copy of the amendment to the Note Hedge Confirmation is attached hereto as Exhibit 4.1, is incorporated herein by reference, and is hereby filed; the description of the amendment to the Note Hedge Confirmation in this report is a summary and is qualified in its entirety by the terms of the amendment.

Core NV also entered into an amendment of its separate warrant transactions entered into with the Dealer at the initial closing under the Purchase Agreement to increase the number of warrants sold to acquire Core NV's common shares. Core NV received from the Dealer an additional amount of approximately $8.4 million in connection with the amendment to the warrant transactions. A copy of the amendment to the Warrant Confirmation is attached hereto as Exhibit 4.2, is incorporated herein by reference, and is hereby filed; the description of the amendment to the Warrant Confirmation in this report is a summary and is qualified in its entirety by the terms of the amendment.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off−Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

4.1	Amendment to Note Hedge Confirmation, dated November 15, 2006, Lehman Brothers OTC Derivatives Inc. and Core Laboratories L.P.

4.2	Amendment to Warrant Confirmation, dated November 15, 2006, between Lehman Brothers OTC Derivatives Inc. and Core Laboratories N.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: November 20, 2006	By	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CORE LABORATORIES N.V.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

4.1	Amendment to Note Hedge Confirmation, dated November 15, 2006, Lehman Brothers OTC Derivatives Inc. and Core Laboratories L.P.

4.2	Amendment to Warrant Confirmation, dated November 15, 2006, between Lehman Brothers OTC Derivatives Inc. and Core Laboratories N.V.